Exhibit 99.1

NEWS RELEASE

Media Contact:	Doug Kline
Sempra Energy
(877) 340-8875
www.sempra.com

Financial Contacts:	Scott Tomayko/Victor Vilaplana
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY’S THIRD-QUARTER 2011 EARNINGS PER SHARE RISE

•

Quarterly Earnings per Share of $1.22 Reflect Strong Operating Results, Growth Across Businesses

•

Company Reaffirms 2011 Earnings-per-Share Guidance of $4 to $4.30, Excluding Gain on South American Utility Acquisitions

SAN DIEGO, Nov. 3, 2011 – Sempra Energy (NYSE: SRE) today reported third-quarter 2011 earnings of $296 million, or $1.22 per diluted share, up from $131 million, or $0.53 per diluted share, in the third quarter 2010.

Third-quarter 2010 results included an after-tax charge of $139 million, or $0.56 per diluted share, from the write-down of Sempra Energy’s investment in the RBS Sempra Commodities joint venture, which was sold last year.

Sempra Energy’s earnings for the first nine months of 2011 were $1.1 billion, or $4.40 per diluted share, up from $459 million, or $1.84 per diluted share, in the same period last year.  Excluding a second-quarter 2011 gain of $277 million related to the South American utility acquisitions, Sempra Energy’s nine-month earnings in 2011 were $788 million, or $3.26 per diluted share.

“Based on our excellent results in the third quarter and continued progress on our major projects, we expect to meet our financial and operational objectives for the year,” said Debra L. Reed, chief executive officer of Sempra Energy.

In September, Sempra Energy announced several key executive appointments.  Additionally, the company announced that, effective Jan. 1, 2012, its Sempra Generation, Sempra Pipelines & Storage and Sempra LNG subsidiaries will be consolidated into two new operating units:  Sempra International and Sempra U.S. Gas & Power.

OPERATING HIGHLIGHTS

San Diego Gas & Electric

Earnings for San Diego Gas & Electric (SDG&E) increased to $113 million in the third quarter 2011 from $106 million in last year’s third quarter, due primarily to higher earnings for construction projects in progress, including the Sunrise Powerlink transmission line.

For the first nine months of 2011, SDG&E’s earnings were $273 million, compared with $264 million in the first nine months of 2010.

Southern California Gas Co.

 Southern California Gas Co. (SoCalGas) earnings were $81 million in the third quarter 2011, compared with $78 million in the third quarter 2010.

For the nine-month period, SoCalGas’ earnings were $208 million in 2011, compared with $212 million last year.

Sempra Generation

In the third quarter 2011, Sempra Generation’s earnings were $49 million, compared with $59 million in the prior-year’s quarter, primarily due to lower earnings from the company’s natural gas-fired power plants, partially offset by an income-tax benefit.

For the first nine months of 2011, Sempra Generation’s earnings rose to $143 million from $60 million in the first nine months of 2010.   The nine-month results in 2010 included a charge of $86 million related to a litigation settlement.

Sempra Pipelines & Storage

Third-quarter earnings for Sempra Pipelines & Storage increased to $66 million in 2011 from $43 million last year, due primarily to the company’s increased ownership in the South American utilities and a foreign-currency gain in Chile.

For the nine-month period, earnings for Sempra Pipelines & Storage rose to $457 million in 2011 from $120 million in 2010.   The nine-month earnings for 2011 included the second-quarter gain of $277 million related to the South American utility acquisitions.

Sempra LNG

Sempra LNG earned $24 million in the third quarter 2011, up from $5 million in last year’s third quarter, due primarily to additional revenues for contracted cargoes that were not delivered.

In the first nine months of 2011, Sempra LNG earnings rose to $75 million from $50 million in the same period last year.

Earnings Outlook

Sempra Energy today reaffirmed its earnings-per-share guidance for 2011 of $4 to $4.30, excluding the gain related to the South American utility acquisitions in the second quarter 2011.  On a GAAP basis, the company’s earnings-per-share guidance for 2011 is $5.14 to $5.44.

Internet Broadcast

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EDT with senior management of the company.  Access is available by logging onto the website at www.sempra.com.  For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 1645521.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2010 revenues of $9 billion.  The Sempra Energy companies’ 17,500 employees serve more than 31 million consumers worldwide.

Non-GAAP Financial Measures

The 2011 nine-month earnings for Sempra Energy and Sempra Energy’s 2011 earnings-per-share guidance excluding the gain on the South American utility acquisitions are non-GAAP financial measures. Additional information regarding these non-GAAP financial measures is in the appendix on Table A of the third-quarter financial tables.

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This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” ”will,” “would,” ”could,” “should,” “potential,” “target,” “depends,” or similar expressions, or discussions of strategies, plans or intentions. These forward-looking statements represent our estimates and assumptions only as of the date of this news release. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors. Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, California State Legislature, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, California Energy Commission, California Air Resources Board, and other regulatory, governmental and environmental bodies in the United States and other countries where the company does business; capital market conditions, including the availability of credit and the liquidity of our investments; inflation, interest and exchange rates; energy markets, including the timing and extent of changes and volatility in commodity prices; the availability of electric power, natural gas and liquefied natural gas; weather conditions, natural disasters, catastrophic accidents, and conservation efforts; wars, terrorist attacks and cybersecurity threats; business, regulatory, environmental and legal decisions and requirements; the status of deregulation of retail natural gas  and electricity delivery; the timing and success of business development efforts and construction, maintenance and capital projects; the inability or determination not to enter into long-term supply and sales agreements or long-term capacity agreements; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company.  These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission.  These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on the company’s website at www.sempra.com.

Sempra Generation, Sempra LNG and Sempra Pipelines & Storage are not the same company as the utility, San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra Generation, Sempra LNG and Sempra Pipelines & Storage are not regulated by the California Public Utilities Commission.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2011	2010	2011	2010
	(unaudited)
REVENUES
Utilities	$ 2,065	$ 1,609	$ 5,933	$ 5,150
Energy-related businesses	511	507	1,499	1,508
Total revenues	2,576	2,116	7,432	6,658
EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(322)	(305)	(1,367)	(1,489)
Cost of electric fuel and purchased power	(408)	(203)	(976)	(480)
Energy-related businesses:
Cost of natural gas, electric fuel and purchased power	(252)	(273)	(694)	(801)
Other cost of sales	(68)	(22)	(123)	(67)
Litigation expense	(17)	(17)	(30)	(184)
Other operation and maintenance	(674)	(590)	(1,973)	(1,782)
Depreciation and amortization	(251)	(218)	(730)	(643)
Franchise fees and other taxes	(84)	(76)	(259)	(243)
Equity losses, before income tax	(12)	(273)	(4)	(266)
Remeasurement of equity method investments	-	-	277	-
Other income, net	12	66	86	82
Interest income	6	5	21	13
Interest expense	(118)	(111)	(344)	(323)
Income before income taxes and equity earnings (losses) of certain unconsolidated subsidiaries	388	99	1,316	475
Income tax (expense) benefit	(68)	32	(269)	(85)
Equity earnings (losses), net of income tax	6	(4)	45	42
Net income	326	127	1,092	432
(Earnings) losses attributable to noncontrolling interests	(29)	6	(21)	34
Preferred dividends of subsidiaries	(1)	(2)	(6)	(7)
Earnings	$ 296	$ 131	$ 1,065	$ 459

Basic earnings per common share	$ 1.23	$ 0.53	$ 4.44	$ 1.86
Weighted-average number of shares outstanding, basic (thousands)	239,545	246,668	239,693	246,513

Diluted earnings per common share	$ 1.22	$ 0.53	$ 4.40	$ 1.84
Weighted-average number of shares outstanding, diluted (thousands)	241,880	249,811	241,955	249,773
Dividends declared per share of common stock	$ 0.48	$ 0.39	$ 1.44	$ 1.17

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF SEMPRA ENERGY GAAP EARNINGS TO SEMPRA ENERGY ADJUSTED
EARNINGS AND 2011 EARNINGS PER SHARE GUIDANCE EXCLUDING GAIN FROM
REMEASUREMENT OF EQUITY METHOD INVESTMENTS (Unaudited)

Sempra Energy Adjusted Earnings and Adjusted Earnings Per Share in the nine months ended September 30, 2011 and 2011 earnings per share guidance excluding a $277 million gain from the remeasurement of equity method investments in Chilquinta Energía and Luz del Sur in the second quarter of 2011 are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States). Adjusted Earnings and Adjusted Earnings Per Share in 2010 exclude a $139 million write-down of our investment in RBS Sempra Commodities in the third quarter and a $96 million charge for a litigation settlement in the first quarter. Statistics using these amounts, including percentage changes from period to period, also result in non-GAAP measures. Because of the significance and nature of these items, management believes that these non-GAAP financial measures provide a more meaningful comparison of the performance of Sempra Energy's business operations from 2011 to 2010 and to future periods. Accordingly, 2011 guidance of $4 to $4.30 per diluted share excludes the second quarter gain of $277 million, or $1.14 per diluted share, based on shares outstanding through September 30, 2011. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra Energy Earnings and Diluted Earnings Per Common Share, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

	Three months ended September 30,			Nine months ended September 30,
(Dollars in millions, except per share amounts)	2011		2010	2011		2010
Sempra Energy GAAP Earnings	$ 296		$ 131	$ 1,065		$ 459
Less: Remeasurement Gain in 2011	-		-	(277)		-
Add: Write-down of Joint Venture Investment in 2010	-		139	-		139
Add: Litigation Settlement Charge in 2010	-		-	-		96
Sempra Energy Adjusted Earnings	$ 296		$ 270	$ 788		$ 694

Diluted earnings per common share:
Sempra Energy GAAP Earnings	$ 1.22	(1)	$ 0.53	$ 4.40	(1)	$ 1.84
Sempra Energy Adjusted Earnings	$ 1.22	(2)	$ 1.09	$ 3.26	(2)	$ 2.78
Weighted-average number of shares outstanding, diluted (thousands)	241,880		249,811	241,955		249,773

(1) Percentage increases from third quarter and year-to-date 2010 earnings per share were 130% and 139%, respectively.
(2) Percentage increases from third quarter and year-to-date 2010 earnings per share were 12% and 17%, respectively.

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Dollars in millions)	2011	2010(1)
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 657	$ 912
Restricted cash	133	131
Accounts receivable	1,097	1,032
Due from unconsolidated affiliates	-	34
Income taxes receivable	301	248
Deferred income taxes	-	75
Inventories	369	258
Regulatory assets	83	90
Fixed-price contracts and other derivatives	77	81
Settlement receivable related to wildfire litigation	-	300
Other	221	192
Total current assets	2,938	3,353

Investments and other assets:
Restricted cash	2	27
Regulatory assets arising from pension and other postretirement benefit obligations	824	869
Regulatory assets arising from wildfire litigation costs	500	364
Other regulatory assets	952	934
Nuclear decommissioning trusts	760	769
Investment in RBS Sempra Commodities LLP	322	787
Other investments	1,485	2,164
Goodwill	1,013	87
Other intangible assets	448	453
Sundry	669	600
Total investments and other assets	6,975	7,054
Property, plant and equipment, net	22,703	19,876
Total assets	$ 32,616	$ 30,283

Liabilities and Equity
Current liabilities:
Short-term debt	$ 641	$ 158
Accounts payable	1,008	864
Due to unconsolidated affiliates	-	36
Deferred income taxes	94	-
Dividends and interest payable	261	188
Accrued compensation and benefits	266	311
Regulatory balancing accounts, net	226	241
Current portion of long-term debt	137	349
Fixed-price contracts and other derivatives	86	106
Customer deposits	137	129
Reserve for wildfire litigation	507	639
Other	632	765
Total current liabilities	3,995	3,786
Long-term debt	10,033	8,980

Deferred credits and other liabilities:
Customer advances for construction	142	154
Pension and other postretirement benefit obligations, net of plan assets	1,085	1,105
Deferred income taxes	1,852	1,561
Deferred investment tax credits	47	50
Regulatory liabilities arising from removal obligations	2,658	2,630
Asset retirement obligations	1,510	1,449
Other regulatory liabilities	103	138
Fixed-price contracts and other derivatives	310	290
Deferred credits and other	818	823
Total deferred credits and other liabilities	8,525	8,200
Contingently redeemable preferred stock of subsidiary	79	79
Equity:
Total Sempra Energy shareholders' equity	9,630	9,027
Preferred stock of subsidiaries	20	100
Other noncontrolling interests	334	111
Total equity	9,984	9,238
Total liabilities and equity	$ 32,616	$ 30,283

(1)	Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
(Dollars in millions)	2011	2010
	(unaudited)
Cash Flows from Operating Activities:
Net income	$ 1,092	$ 432
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	730	643
Deferred income taxes and investment tax credits	224	133
Equity (earnings) losses	(41)	224
Remeasurement of equity method investments	(277)	-
Fixed-price contracts and other derivatives	(7)	19
Other	(43)	(24)
Net change in other working capital components	(108)	(77)
Distributions from RBS Sempra Commodities LLP	53	198
Changes in other assets	31	76
Changes in other liabilities	(11)	(22)
Net cash provided by operating activities	1,643	1,602

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(2,031)	(1,354)
Expenditures for investments and acquisition of businesses, net of cash acquired	(696)	(385)
Distributions from RBS Sempra Commodities LLP	374	849
Distributions from other investments	47	259
Purchases of nuclear decommissioning and other trust assets	(399)	(261)
Proceeds from sales by nuclear decommissioning and other trusts	398	261
Decrease in restricted cash	473	55
Increase in restricted cash	(450)	(51)
Other	(20)	(6)
Net cash used in investing activities	(2,304)	(633)

Cash Flows from Financing Activities:
Common dividends paid	(325)	(269)
Redemption of subsidiary preferred stock	(80)	-
Preferred dividends paid by subsidiaries	(6)	(7)
Issuances of common stock	22	29
Repurchases of common stock	(18)	(502)
Issuances of debt (maturities greater than 90 days)	1,525	771
Payments on debt (maturities greater than 90 days)	(366)	(727)
(Decrease) increase in short-term debt, net	(300)	184
Purchase of noncontrolling interests	(43)	-
Other	(5)	(11)
Net cash provided by (used in) financing activities	404	(532)

Effect of exchange rate changes on cash and cash equivalents	2	-

(Decrease) increase in cash and cash equivalents	(255)	437
Cash and cash equivalents, January 1	912	110
Cash and cash equivalents, September 30	$ 657	$ 547

SEMPRA ENERGY
Table D

BUSINESS UNIT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in millions)	2011	2010	2011	2010
	(unaudited)
Earnings (Losses)
San Diego Gas & Electric	$ 113	$ 106	$ 273	$ 264
Southern California Gas	81	78	208	212
Sempra Generation	49	59	143	60
Sempra Pipelines & Storage	66	43	457	120
Sempra LNG	24	5	75	50
Parent & Other	(37)	(160)	(91)	(247)
Earnings	$ 296	$ 131	$ 1,065	$ 459

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in millions)	2011	2010	2011	2010
	(unaudited)
Capital Expenditures and Investments
San Diego Gas & Electric	$ 448	$ 300	$ 1,162	$ 822
Southern California Gas	174	121	499	337
Sempra Generation	92	27	168	32
Sempra Pipelines & Storage	102	75	887	535
Sempra LNG	3	5	9	9
Parent & Other	1	2	2	4
Consolidated Capital Expenditures and Investments	$ 820	$ 530	$ 2,727	$ 1,739

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
UTILITIES	2011	2010	2011	2010

Sempra Utilities - SDG&E and SoCalGas
Gas Sales (bcf)(1)	62	64	285	281
Transportation (bcf)(1)	171	171	465	465
Total Deliveries (bcf)(1)	233	235	750	746

Total Gas Customers (Thousands)			6,649	6,629

Electric Sales (Millions of kWhs)(1)	4,246	4,282	12,221	12,111
Direct Access (Millions of kWhs)	859	881	2,427	2,365
Total Deliveries (Millions of kWhs)(1)	5,105	5,163	14,648	14,476

Total Electric Customers (Thousands)			1,393	1,385

Sempra Pipelines & Storage - Utilities (2)
Natural Gas Sales (bcf)
Argentina	110	104	267	251
Mexico	5	5	16	16
Mobile Gas	10	9	29	27
Natural Gas Customers (Thousands)
Argentina			1,799	1,747
Mexico			89	89
Mobile Gas			90	90
Electric Sales (Millions of kWhs)
Peru	1,549	1,483	4,713	4,445
Chile	597	566	1,881	1,736
Electric Customers (Thousands)
Peru			917	884
Chile			606	589

(1) Includes intercompany sales

(2) Represents 100% of the distribution operations of the subsidiary, although the subsidiary in Argentina is not consolidated within Sempra Energy and the related investments are accounted for under the equity method.  The subsidiaries in Peru and Chile were also accounted for under the equity method until April 6, 2011, when they became consolidated entities upon our acquisition of additional ownership interests.

ENERGY - RELATED BUSINESSES

Sempra Generation
Power Sold (Millions of kWhs)	4,008	5,350	11,649	15,272